Exhibit 99.1
[Letterhead of DMC]

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High
303-393-7044

DYNAMIC MATERIALS REPORTS FOURTH QUARTER AND FULL-YEAR FINANCIAL RESULTS

•	Fourth-quarter sales up 5% to $52.0 million vs. 2013 fourth quarter

•	Fourth-quarter diluted EPS, excluding restructuring charges*, was $0.06

•	Full-year sales were $202.6 million, flat vs. 2013

•	Full-year diluted EPS, ex-items*, was $0.51

•	Year-end net debt position reduced to $13.4 million from $18.7 million at end of 2013

•	Restructuring and impairment charges total $6.8 million, or $0.38 per diluted share

•	New $150 million credit facility provides additional financial flexibility for growth

•	Company files previously announced restated financial results

BOULDER, Colo. - March 16, 2015 - Dynamic Materials Corporation (DMC) (Nasdaq: BOOM) today reported financial results for its fourth quarter and full fiscal year ended December 31, 2014.

Fourth quarter sales were $52.0 million, up 5% from sales of $49.3 million in the 2013 fourth quarter. Sales in both the 2014 and 2013 fourth quarters exclude results from AMK Technical Services, which was sold effective October 1, 2014, and is now classified under discontinued operations. Fourth quarter gross margin was 30% versus 26% in last year’s fourth quarter.

Operating income, excluding restructuring expenses*, was $3.2 million versus $1.1 million in the fourth quarter of 2013. Operating income in the 2014 fourth quarter included a $931,000 reserve adjustment for excess, slow moving and obsolete inventory at DynaEnergetics, the Company’s Oilfield Products business. The 2013 fourth quarter included an $808,000 inventory reserve adjustment at DynaEnergetics, as well as a $756,000 impairment charge associated with an information systems project.

Income from continuing operations, ex-items*, was $839,000, or $0.06 per diluted share, versus $95,000, or $0.01 per diluted share, in the fourth quarter of 2013. The 2014 fourth quarter was negatively impacted by $682,000 of other expense, which principally relates to foreign currency translation losses associated with the devaluation of the Russian Ruble.

Adjusted EBITDA* in the 2014 fourth quarter was $7.2 million versus $5.4 million in the prior-year fourth quarter.

Restructuring expenses totaled $6.8 million ($5.1 million after-tax) and were directly related to the consolidation in Europe of DMC’s explosive metalworking business, NobelClad.  Of these, $3.9 million were non-cash impairment charges primarily associated with a metalworking plant in Germany and leasehold improvements at a leased facility in France, both of which are being closed under the consolidation program.  Management previously expected fourth quarter restructuring charges of $1.5 million to $3.0 million, excluding the $3.9 million non-cash impairment charges.

Including restructuring expenses, DMC reported a 2014 fourth quarter loss from operations of $3.6 million and a loss from continuing operations of $4.3 million, or $0.32 per diluted share.

Oilfield Products
Sales at DynaEnergetics were a record $29.3 million, up 47% from $19.9 million in last year’s fourth quarter. The increase was attributable to strong demand in North America for the DynaSelect switch detonator, which also fueled pull-through sales of other perforating products from several customers. DynaEnergetics also experienced robust demand in the Middle East, where order volume was strong for both perforating and seismic explosive products. Operating income was $3.4 million versus a loss from operations of $835,000 in the year-ago fourth quarter. Adjusted EBITDA was $5.2 million versus $1.0 million in the comparable prior-year quarter.

NobelClad
NobelClad reported sales of $22.7 million, down 23% from $29.4 million in the fourth quarter of 2013. The decline was attributable to persistent softness in industrial infrastructure spending across several of NobelClad’s end markets. Loss from operations, which includes the previously mentioned $6.8 million in restructuring charges, was $4.2 million versus operating income of $3.8 million in the prior-year fourth quarter. Adjusted EBITDA was $4.0 million versus $5.5 million in the comparable 2013 fourth quarter. NobelClad ended the quarter with an order backlog of $41.2 million versus $42.6 million at the end of this year’s third quarter and $36.9 million at the end of the 2013 fourth quarter.

Full-Year Results
Consolidated sales in 2014 were $202.6 million versus of $202.1 million 2013. Gross margin was 30%, up from 29% in the prior year. Operating income, ex-items, was $13.4 million versus $11.0 million in 2013. Operating income in 2013 was impacted by $3.0 million of non-recurring expenses associated with management retirements.

Full-year income from continuing operations, ex-items, was $7.1 million, or $0.51 per diluted share, versus income from continuing operations of $6.1 million, or $0.44 per diluted share, in the prior year. Income from continuing operations, ex-items, includes $3.7 million expense for non-cash income tax valuation allowances, which were taken against deferred tax assets associated with certain foreign jurisdictions. Adjusted EBITDA was $30.2 million versus $26.6 million in 2013.

Including restructuring expenses of $6.8 million, or $0.38 per diluted share, 2014 full-year operating income was $6.7 million, while income from continuing operations was $1.9 million, or $0.13 per diluted share.

Oilfield Products
DynaEnergetics reported 2014 sales of $105.5 million, up 26% from $83.7 million in 2013. Operating income was $14.5 million versus $4.5 million in the prior year, and adjusted EBITDA was $21.2 million, up from $10.6 million in 2013.

NobelClad
NobelClad reported full-year sales of $97.1 million, down 18% from $118.4 million in 2013. Including the $6.8 million in restructuring charges, operating income was $2.2 million versus $17.1 million in the prior year. Adjusted EBITDA was $15.4 million versus $23.2 million in 2013.

Management Commentary
Kevin Longe, president and CEO, said, “Our fourth quarter sales growth was driven by the performance of DynaEnergetics, which delivered its best-ever sales quarter, and had not yet seen a slowdown in customer activity.  While spending in NobelClad’s end markets remained sluggish during the quarter, management remained focused on strengthening the business and streamlining its European operations. NobelClad closed on the $13.1 million purchase of its new production center in Liebenscheid, Germany, and reached a new agreement with the labor union at its facility in Rivesaltes, France.”

Longe continued, “The steep drop in oil prices combined with the rapid decline in the North American rig count and sharp cuts to capital spending budgets in the exploration and production sector will slow the momentum of our DynaEnergetics business during 2015.  Steps already are being taken to enhance DynaEnergetics’ operational efficiencies and align its production and distribution resources with the anticipated demands of the market.  The business is consolidating its North American gun manufacturing into its Whitney, Texas facility, which will allow for the closure of a similar facility in Edmonton, Alberta. A review of DynaEnergetics’ distribution network in the Americas resulted in the closure of facilities in Hobbs, New Mexico and Lloydminster, Alberta in January, and a facility in Edmonton will close before the end of the first quarter. A new centralized distribution and storage center in Blum, Texas is being constructed, which will allow for further consolidation of other locations. Additionally, by the end of the first quarter we will exit our distribution center in Colombia, South America and support this region from our facilities in Texas. The Americas remain a key strategic region for DynaEnergetics, and these changes will allow us to react more quickly to the market and ensure continuous and efficient supply to our customers.

“We are taking additional steps at both the business and corporate levels to improve efficiencies and streamline the Company as we prepare for a much more challenging environment during 2015. At the same time, DynaEnergetics and NobelClad continue to invest in new products, technologies and applications that will improve our customers’ operating efficiencies and drive down their costs.

“These initiatives include the launch of DynaEnergetics’ fully integrated DynaStage gun system. We have completed construction of a dedicated assembly center at our Mt. Braddock, Pennsylvania facility, and are in discussions with select key customers regarding field-testing and follow-on product adoption. We expect to begin down-hole testing programs with some of these customers in the coming weeks.  At NobelClad, our sales team has commenced an aggressive market-development program that illustrates the cost benefits of direct-attach vessel fabrication using explosion-welded plates. They also continue to target potential order opportunities in the evolving clad pipe market.”

Longe said DMC entered 2015 in a strong financial position. The Company’s net debt at December 31, 2014, was $13.4 million, after the recent $13.1 million purchase of NobelClad’s new European manufacturing facility. Net debt was down from $18.7 million at the end of 2013. “We also enhanced our financial flexibility with a new $150 million credit facility that includes a $100 million expansion feature.  The facility was entered into with a commercial bank syndicate led by JP Morgan, and replaces an approximately $55 million revolving credit facility.  We continue to evaluate strategic opportunities that would expand our presence in the global energy, industrial and infrastructure markets, and this new facility gives us added flexibility to move quickly when the appropriate opportunity arises.”

Guidance
Michael Kuta, chief financial officer, said due to the expected downturn in capital spending by the exploration and production industry, coupled with soft demand from the industrial processing markets and negative foreign currency translations, management is anticipating that consolidated sales for fiscal 2015 will be down 8% to 12% versus the $202.6 million reported in 2014. Full-year gross margin is expected to be in a range of 26% to 28% down from 30% in 2014. The anticipated decline is due to expected lower sales contributions from DynaEnergetics versus NobelClad.

For the first quarter, management anticipates sales will be down 10% to 15% versus the $46.8 million reported in the 2014 first quarter (excluding AMK). The expected decline relates to unfavorable currency translation at both businesses, and lower anticipated sales at DynaEnergetics as its customers work off existing inventory in the face of lower demand and operators delay the completion of wells in anticipation of higher future oil prices. First quarter gross margin is expected to be in a range of 25% to 27% versus the 31% reported in last year’s first quarter. Similar to the full year, the gross margin percentage is expected to decline due to the lower sales contributions from DynaEnergetics versus NobelClad. Kuta said NobelClad also is experiencing a less favorable project mix in the first quarter. He added that $3.0 million to $5.0 million of additional restructuring expenses are expected in the first half of 2015, a majority of which will be recognized in the first quarter. The restructuring expenses will reflect cost reduction efforts both at DynaEnergetics and DMC’s corporate office, as well as the completion of NobelClad’s European restructuring initiatives.
Restatement Information
DMC has completed its previously announced restatement related to past incorrect accounting for income tax expense and related deferred tax assets and liabilities at its business entities in Germany and other items, which were immaterial. These adjustments are detailed in today’s annual report on Form 10-K for the fiscal year ended December 31, 2014. Although the corrections did not change the Company’s sales or impact its cash balances for the related periods, which are the years ended December 31, 2013 and 2012, the four quarters of 2013, and the first, second and third quarters of 2014, the adjustments did reduce net income by $879,000 for the first nine months of 2014, $1.0 million for fiscal 2013, and $919,000 for fiscal 2012. The Company is taking steps to enhance its accounting procedures and controls based on information identified during the review and restatement process, and those steps also are detailed in today’s Form 10-K filing.

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors are invited to listen to the call live via the Internet at http://www.investorcalendar.com/IC/CEPage.asp?ID=173635, or by dialing 877-407-0778 (201-689-8565 for international callers). No passcode is necessary. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through March 23, 2015, by calling 877-660-6853 (201-612-7415 for international callers) and entering the Conference ID # 13601073.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA, as well as income measures that exclude restructuring expenses (ex-items), are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules).

None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA. In addition, during 2014 DMC management incentive awards will be based, in part, on the amount of adjusted EBITDA achieved during the year. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to EBITDA is required by the lenders under DMC’s credit facility.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company's capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC's ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
Based in Boulder, Colorado, DMC operates in two sectors: industrial infrastructure and oilfield products and services.  The industrial infrastructure sector is served by DMC’s NobelClad business, the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors.  The oilfield products and services sector is served by DynaEnergetics, an international developer, manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells. For more information, visit the Company’s website at: http://www.dmcglobal.com.

###

Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements, including first quarter and full-year 2015 guidance on revenue, gross margins and timing of restructuring charges, as well as expectations about NobelClad’s long-term prospects and anticipated benefits of its European consolidation efforts, and the effects of DynaEnergetics’ new product and technology development and facility consolidation efforts. These risks and uncertainties include, but are not limited to, the following: our ability to increase clad metal bookings, our ability realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; NobelClad’s European consolidation efforts in the new Liebenscheid facility; DynaEnergetics’ efforts to rationalize its North American manufacturing footprint; the success of DynaEnergetics’ product and technology development initiatives; the Company’s efforts at the business and corporate levels to improve efficiencies and strengthen the Company; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company's SEC reports, including the annual report on Form 10-K for the year ended December 31, 2014.

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2014 AND 2013
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
		(Restated)		(Restated)
NET SALES	$51,995	$49,339	$202,561	$202,060
COST OF PRODUCTS SOLD	36,271	36,495	141,142	143,926
Gross profit	15,724	12,844	61,419	58,134
COSTS AND EXPENSES:
General and administrative expenses	6,740	5,980	23,766	24,672
Selling and distribution expenses	4,509	4,138	18,104	16,136
Amortization of purchased intangible assets	1,295	1,614	6,103	6,348
Restructuring expenses	6,781	—	6,781	—
Total costs and expenses	19,325	11,732	54,754	47,156
INCOME (LOSS) FROM OPERATIONS	(3,601)	1,112	6,665	10,978
OTHER INCOME (EXPENSE):
Other income (expense), net	(682)	(157)	(313)	(528)
Interest expense, net	(100)	(162)	(513)	(641)
INCOME (LOSS) BEFORE INCOME TAXES, DISCONTINUED OPERATIONS AND NON-CONTROLLING INTEREST	(4,383)	793	5,839	9,809
INCOME TAX PROVISION (BENEFIT)	(87)	698	3,913	3,736
INCOME (LOSS) FROM CONTINUING OPERATIONS	(4,296)	95	1,926	6,073
DISCONTINUED OPERATIONS:
Income (loss) from operations of discontinued operations, net of tax	—	6	(77)	478
Gain on sale of discontinued operations, net of tax	718	—	718	—
Income from discontinued operations	718	6	641	478
NET INCOME (LOSS)	(3,578)	101	2,567	6,551
Less: Net income attributable to non-controlling interest	—	—	—	92
NET INCOME (LOSS) ATTRIBUTABLE TO DYNAMIC MATERIALS CORPORATION	$(3,578)	$101	$2,567	$6,459
INCOME (LOSS) PER SHARE - BASIC:
Continuing operations	$(0.32)	$0.01	$0.13	$0.44
Discontinued operations	$0.05	$—	$0.05	$0.03
Net income	$(0.27)	$0.01	$0.18	$0.47
INCOME (LOSS) PER SHARE - DILUTED:
Continuing operations	$(0.32)	$0.01	$0.13	$0.44
Discontinued operations	$0.05	$—	$0.05	$0.03
Net income	$(0.27)	$0.01	$0.18	$0.47
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	13,696,399	13,543,007	13,687,485	13,533,566
Diluted	13,697,821	13,549,288	13,689,707	13,537,525
DIVIDENDS DECLARED PER COMMON SHARE	$0.04	$0.04	$0.16	$0.16

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2014 AND 2013
(Amounts in Thousands)

	2014	2013
	(unaudited)	(Restated)
ASSETS

Cash and cash equivalents	$9,400	$10,598
Accounts receivable, net	35,501	37,785
Inventory, net	40,101	41,191
Other current assets	10,094	7,733
Assets held for sale	—	6,299

Total current assets	95,096	103,606

Property, plant and equipment, net	63,835	60,215
Goodwill, net	32,762	37,970
Purchased intangible assets, net	26,734	36,458
Other long-term assets	902	2,296

Total assets	$219,329	$240,545

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$14,076	$14,567
Customer advances	3,510	1,019
Dividend payable	559	550
Accrued income taxes	3,770	2,657
Other current liabilities	10,593	8,914
Current debt obligations	—	2,907
Liabilities related to assets held for sale	—	826

Total current liabilities	32,508	31,440

Lines of credit	22,782	26,400
Deferred tax liabilities	7,003	7,795
Other long-term liabilities	2,121	1,881
Stockholders' equity	154,915	173,029

Total liabilities and stockholders' equity	$219,329	$240,545

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013
(Amounts in Thousands)
(unaudited)

	2014	2013
		(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,567	$6,551
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations	77	(478)
Gain on sale of discontinued operations	(718)	—
Depreciation (including capital lease amortization)	7,051	5,920
Amortization of purchased intangible assets	6,103	6,348
Amortization of deferred debt issuance costs	102	102
Stock-based compensation	3,588	3,401
Excess tax benefit from stock-based compensation	(156)	—
Deferred income tax provision (benefit)	(255)	(521)
Loss on disposal of property, plant and equipment	12	50
Loss on impaired assets	6,781	756
Cash payments for restructuring charges	(305)	—
Change in working capital, net	(1,773)	8,110
Net cash flows provided by continuing operations	23,074	30,239
Net cash flows provided by discontinued operations	239	1,777
Net cash provided by operating activities	23,313	32,016
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(21,403)	(16,223)
Proceeds on sale of AMK	6,830	—
Acquisition of minority interest	—	(180)
Change in other non-current assets	1,310	(489)
Net cash flows used in continuing operations	(13,263)	(16,892)
Net cash flows used in discontinued operations	(120)	(1,348)
Net cash used in investing activities	(13,383)	(18,240)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) on bank lines of credit, net	(6,069)	(9,592)
Payments on long-term debt	(50)	(63)
Payments on capital lease obligations	(24)	(40)
Payment of dividends	(2,226)	(2,187)
Tax impact of stock-based compensation	156	—
Other	359	295
Net cash used in financing activities	(7,854)	(11,587)
EFFECTS OF EXCHANGE RATES ON CASH	(3,274)	191

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,198)	2,380
CASH AND CASH EQUIVALENTS, beginning of the period	10,598	8,218
CASH AND CASH EQUIVALENTS, end of the period	$9,400	$10,598

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Three Months Ended	Twelve Months Ended
	December 31, 2014
Income from continuing operations, excluding charges	$3,180	$13,446
NobelClad restructuring	(6,781)	(6,781)

Income (loss) from continuing operations, as reported	$(3,601)	$6,665

	Three months ended December 31, 2014
	Pretax	Tax	Net	Diluted EPS
Income from continuing operations, excluding charges	$2,398	$1,559	$839	$0.06
NobelClad restructuring	(6,781)	(1,646)	(5,135)	(0.38)

Income (loss) from continuing operations, as reported	$(4,383)	$(87)	$(4,296)	$(0.32)

	Twelve months ended December 31, 2014
	Pretax	Tax	Net	Diluted EPS
Income from continuing operations, excluding charges	$12,620	$5,559	$7,061	$0.51
NobelClad restructuring	(6,781)	(1,646)	(5,135)	(0.38)

Income from continuing operations, as reported	$5,839	$3,913	$1,926	$0.13

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
NobelClad	$22,706	$29,430	$97,108	$118,409
DynaEnergetics	29,289	19,909	105,453	83,651

Net sales	$51,995	$49,339	$202,561	$202,060

NobelClad	$(4,199)	$3,839	$2,155	$17,090
DynaEnergetics	3,423	(835)	14,479	4,506
Unallocated expenses	(2,825)	(1,892)	(9,969)	(10,618)

Income (loss) from operations	$(3,601)	$1,112	$6,665	$10,978

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	For the three months ended December 31, 2014
	NobelClad	DynaEnergetics	Unallocated Expenses	Total
Income (loss) from operations	$(4,199)	$3,423	$(2,825)	$(3,601)
Adjustments:
Restructuring	6,781	—	—	6,781
Stock-based compensation	—	—	884	884
Depreciation	1,085	762	—	1,847
Amortization of purchased intangibles	303	992	—	1,295

Adjusted EBITDA	$3,970	$5,177	$(1,941)	$7,206

	For the three months ended December 31, 2013
	NobelClad	DynaEnergetics	Unallocated Expenses	Total
Income (loss) from operations	$3,839	$(835)	$(1,892)	$1,112
Adjustments:
Stock-based compensation	—	—	717	717
Depreciation	1,114	802	—	1,916
Amortization of purchased intangibles	543	1,071	—	1,614

Adjusted EBITDA	$5,496	$1,038	$(1,175)	$5,359

	For the twelve months ended December 31, 2014
	NobelClad	DynaEnergetics	Unallocated Expenses	Total
Income from operations	$2,155	$14,479	$(9,969)	$6,665
Adjustments:
Restructuring	6,781	—	—	6,781
Stock-based compensation	—	—	3,588	3,588
Depreciation	4,555	2,496	—	7,051
Amortization of purchased intangibles	1,927	4,176	—	6,103

Adjusted EBITDA	$15,418	$21,151	$(6,381)	$30,188

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	For the twelve months ended December 31, 2013
	NobelClad	DynaEnergetics	Unallocated Expenses	Total
Income from operations	$17,090	$4,506	$(10,618)	$10,978
Adjustments:
Net income attributable to non-controlling interest	—	(92)	—	(92)
Stock-based compensation	—	—	3,401	3,401
Depreciation	3,997	1,923	—	5,920
Amortization of purchased intangibles	2,121	4,227	—	6,348

Adjusted EBITDA	$23,208	$10,564	$(7,217)	$26,555

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
		(Restated)		(Restated)
Net income attributable to DMC	$(3,578)	$101	$2,567	$6,459
Loss (income) from operations from discontinued operations	(718)	(6)	(641)	(478)
Interest expense	132	164	551	648
Interest income	(32)	(2)	(38)	(7)
Provision for income taxes	(87)	698	3,913	3,736
Depreciation	1,847	1,916	7,051	5,920
Amortization of purchased intangible assets	1,295	1,614	6,103	6,348

EBITDA	(1,141)	4,485	19,506	22,626
Restructuring	6,781	—	6,781	—
Stock-based compensation	884	717	3,588	3,401
Other (income) expense, net	682	157	313	528

Adjusted EBITDA	$7,206	$5,359	$30,188	$26,555